       CHATEAU
[LOGO] -------------------
       COMMUNITIES

NEWS RELEASE

FOR IMMEDIATE RELEASE                                CONTACT: Tamara D. Fischer
February 27, 2002                                             Executive VP/CFO
                                                              303-874-3334

                  CHATEAU COMMUNITIES REPORTS YEAR-END RESULTS

        Fourth Quarter Charges to Reserve for Accounts Receivable Losses
                Negatively Impacts Quarter and Annual Performance

     GREENWOOD VILLAGE, Colo. - Chateau Communities, Inc. (NYSE:CPJ), a fully integrated, self-administered real estate investment trust (REIT) specializing in the ownership and management of manufactured home communities, today released results for the fourth quarter and twelve months ended December 31, 2001.

     During the fourth quarter, the company continued its intensive review of accounts receivable and recognized an unusually high charge to earnings as a result of uncollectible accounts and associated collection costs of approximately $3.5 million. As previously discussed, economic conditions in many of the company's market areas have created a more difficult than normal collections environment for the company. These conditions have significantly impacted the cost of collections, as well as the overall ability to collect past due amounts. In addition, difficulties encountered related to the implementation and utilization of the company's enterprise-wide technology solution, which was initiated in the last quarter of 2000, were also a factor in the unusually high charge recognized by the company in 2001.

     As previously disclosed, the majority of problems were isolated to less than 10 percent of the company's communities, and the company is working diligently to bring the collections performance of these locations in line with the rest of the portfolio. Although management believes that these issues have been substantially resolved, it will continue to monitor the collections performance of each community as well as to improve operational processes to ensure timely billing and collection of delinquent accounts.

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                                                                     Page 2 of 7

Fourth Quarter Results

     Total revenues for the fourth quarter of 2001 were $69.8 million, an increase of 29.5 percent from $53.9 million for the fourth quarter of 2000. Funds from operations (FFO) for the fourth quarter were $21.2 million as compared to $22.7 million in the fourth quarter 2000. On a diluted, per-share basis, FFO was $0.61 per share compared to $0.70 per share for the same quarter in 2000.

     For the fourth quarter, same store net operating income was $30 million in 2000 compared to $27.7 million in 2001. Same store rental income was $48.1 million compared to $46.6 million in the prior year and property operating expenses were $20.4 million compared to $16.6 million in the prior year.

     As of December 31, 2001, occupancy in Chateau's stabilized portfolio, which does not include active expansion, was 92.5%. The active expansion portfolio had occupancy of 79.5%, while the company's Greenfield development portfolio had occupancy of 30.8%, for a total occupancy of 88.3%.

Twelve Month Results

     Full-year revenues were $239.5 million compared to $204.8 million for 2000. FFO increased 2.8 percent to $88.3 million as compared to $85.9 million for 2000. On a diluted, per-share basis, FFO was $2.63 in 2001 compared to $2.67 per share in 2000.

     Same store rental revenue for the full year was $192.2 million compared to $185 million in 2000 and property operating expenses were $73.1 million compared to $65.4 million in 2000. Same store net operating income was $119.2 million in 2001 compared to $119.6 million in 2000.

Development and Expansion

     Expansion and development efforts in 2001 resulted in the completion of approximately 350 homesites, and progress was made toward completion of sites currently in development which are expected to be completed in 2002. During 2001, the company invested $25 million in development and expansion efforts, including the finish costs to fill sites. In 2001, 325 of the company's development and expansion sites became revenue producing.

Home Sales

     Community Sales, Inc. (CSI), Chateau's home sales subsidiary, sold 684 new or pre-owned homes in 2001 as compared to 563 in 2000. CSI earned commissions in brokered sales of 1,221 homes in 2001 as compared to 1,198 in 2000. Dispositions Chateau has made progress on its strategic objective of selling non-core assets. In 2001, dispositions aggregating approximately $43 million were completed. Additionally, assets valued at approximately $75 million are currently being evaluated for sale in order to complete the company's planned strategic repositioning of its portfolio. Proceeds from these transactions would be used to

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                                                                     Page 3 of 7

reduce overall leverage.

Debt

     As of December 31, 2001, Chateau has total debt of approximately $1.1 billion, mainly comprising $470 million of senior unsecured debt at an average rate of 7.5%, $285.7 million of secured mortgage debt at an average rate of 7.6%, approximately $125.1 million under its lines of credit at an average rate of 3.0%, and an acquisition bridge facility of $162.7 million at an average rate of 3.6%. Approximately 72.5% of the company's total debt is fixed rate debt with a weighted average interest rate of 7.5% and a weighted average maturity of 7.2 years. The company plans to repay the remaining amount outstanding on the bridge facility, which matures in August 2002, through the issuance of additional debt, equity securities or the disposition of properties. 2002 Operations

     Performance in 2002 is predicated on same store rental increases of between 4 and 4.25 percent, and relatively flat occupancy resulting in overall rental growth in the range of 3.5 to 4 percent. Operating expenses in the same store portfolio are anticipated to decrease slightly, resulting in same store growth of approximately 5.5 to 6 percent. Same store operating expenses include increases in property and casualty insurance of approximately 100 percent and increases of approximately 12 percent for employee-related health benefit costs. Given current economic conditions, collections will continue to be difficult into the future. Nonetheless, the company anticipates that total collection costs should return to more normal historic levels, and these costs are included as such in 2002 same store expenses.

     Actual company performance in 2002 will be impacted in four areas. In the later part of 2001, the company sold approximately $42 million of properties at a blended cap rate of approximately 8.75%. Proceeds from sales were used to repay borrowings on the company's acquisition credit facility. The 2001 dispositions will have a negative effect on 2002 FFO of approximately $0.07 per share. The sale of additional targeted properties in 2002, which may occur as market conditions permit, will also have a dilutive effect depending on sale prices and timing. In addition, the company will proceed with its plan to convert $150 million of its remaining variable rate debt to longer-term, fixed rate debt. The sales of assets and the conversion of debt could impact 2002 FFO in the range of $0.10 to $0.15 per share. The company's development projects caused approximately $0.02 dilution to this year's performance and the company expects incremental dilution of between $0.02 and $0.04 FFO per share in 2002. Given the uncertainties of timing and market pricing for asset sales, the company anticipates FFO per share to range between $2.60 and $2.70 for the coming year.

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                                                                     Page 4 of 7

     Chateau Chief Executive Officer Gary McDaniel said, "While 2001 was a difficult year for Chateau, we continued to make progress on our key strategic objectives and are very pleased with the integration of the CWS portfolio. For 2002 we have re-dedicated our entire company to the improvement of property performance by focusing on the five building blocks of property management; collections, budget control, property appearance, sales and marketing, and resident relations. We look forward to this year and our progress toward strategic objectives, stabilization of our balance sheet, and enhanced property performance resulting in a much better, more profitable company into the future."

     Management will hold a teleconference call Thursday, February 28, 2001 at 1:00 p.m. Eastern Standard Time to discuss fourth quarter and year-end 2001 results. To participate, call toll-free (800) 530-9010 and request the Chateau Communities teleconference. An audio replay of the call will be available through 7:00 p.m. EST Wednesday, March 6th. To access the replay, dial toll free
(800) 633-8284, reservation #20310823.

     Headquartered in Greenwood Village, Colo., Chateau is the largest owner/manager of manufactured home communities in the U.S. Its portfolio consists of 216 communities, with an aggregate of approximately 70,300 residential homesites and 1,359 park model/RV sites. In addition, Chateau manages 38 manufactured home communities with approximately 8,100 residential homesites. The company owns or has options on 15 greenfield development communities comprising approximately 5,400 sites for future development. Chateau operates in 37 states.

             Please visit Chateau Communities at www.chateaucomm.com
                                                 -------------------

                                TABLES TO FOLLOW

   The information in this news release contains forward-looking statements of the company's plans, objectives, and expectations, which are dependent upon a number of factors, including that same store net operating income growth, additional site expansions, community acquisition, disposition, and development activities, and other new business initiatives are subject to a number of contingency factors such as the effects of national and local economic conditions, changes in interest rates, supply and demand for affordable housing and offered products and services, and the condition of capital markets generally, all of which may affect the company's ability to achieve its objectives.

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                                                                     Page 5 of 7



                            CHATEAU COMMUNITIES, INC.

                                FINANCIAL RESULTS
                         FOR THE THREE AND TWELVE MONTHS
                        ENDED DECEMBER 31, 2001 AND 2000
            (Amounts in thousands, except per share/OP unit amounts)

                                                                    Three Months Ended                   Twelve Months Ended
                                                               ------------------------------       ------------------------------
                                                                      2001              2000               2001              2000
                                                                      ----              ----               ----              ----
Rental income                                                 $     65,581      $     47,073       $    224,431      $    186,963
Interest income                                                      2,615             3,499             10,084            10,794
Management fee and other income                                      1,570             3,300              5,005             7,008
                                                               ------------      ------------       ------------      ------------
   Total revenue                                                    69,766            53,872            239,520           204,765

Property operating and maintenance                                  23,060            13,242             70,779            52,419
Real estate taxes                                                    4,566             3,432             15,702            13,426
Administrative                                                       2,650             2,960              9,881             9,878
                                                               ------------      ------------       ------------      ------------
   Operating and administrative expenses                            30,276            19,634             96,362            75,723
                                                               ------------      ------------       ------------      ------------
Income before interest and depreciation                             39,490            34,238            143,158           129,042

Interest and related amortization                                   15,938             9,726             47,618            36,400
Depreciation and amortization                                       21,654            11,463             57,919            43,920
                                                               ------------      ------------       ------------      ------------

Income before minority interests                                     1,898            13,049             37,621            48,722

Impairment and gains (losses) on sales of properties               (1,503)                 -            (1,503)                 -
                                                               ------------      ------------       ------------      ------------
Income before minority interests                                       395            13,049             36,118            48,722

Less income (loss) allocated to minority interests:

   Preferred OP Units                                                1,524             1,524              6,094             6,094
   Common OP Units                                                   (193)             1,300              3,768             4,842
                                                               ------------      ------------       ------------      ------------

   Net income (loss) available to common shareholders         $      (936)      $     10,225       $     26,256      $     37,786
                                                               ============      ============       ============      ============

Weighted average common shares outstanding                          28,853            28,499             28,723            28,480
                                                               ============      ============       ============      ============
Weighted average common shares outstanding
   - assuming dilution                                              29,050            28,625             28,923            28,574
                                                               ============      ============       ============      ============

Weighted average common shares/OP Units

   - assuming dilution                                              34,981            32,247             33,546            32,224
                                                               ============      ============       ============      ============

Per common share/OP unit:

   Net income (loss) - basic                                  $     (0.03)      $       0.36       $       0.91      $       1.33
                                                               ============      ============       ============      ============
                                  - assuming dilution         $     (0.03)      $       0.36       $       0.91      $       1.32
                                                               ============      ============       ============      ============
   FFO - assuming dilution                                    $       0.61      $       0.70       $       2.63      $       2.67
                                                               ============      ============       ============      ============

Dividends/distributions declared                              $      0.545      $      0.515       $       2.18      $       2.06
                                                               ============      ============       ============      ============

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                                                                     Page 6 of 7

                            CHATEAU COMMUNITIES, INC.
                                FINANCIAL RESULTS
                         FOR THE THREE AND TWELVE MONTHS
                        ENDED DECEMBER 31, 2001 AND 2000
            (Amounts in thousands, except per share/OP unit amounts)

FFO Reconciliation                                             Three Months Ended                   Twelve Months Ended
------------------                                        ------------------------------       ------------------------------
                                                                 2001              2000               2001              2000
                                                                 ----              ----               ----              ----
Income before minority interests                         $        395      $     13,049       $     36,118       $    48,722

Plus:
Depreciation and amortization                                  21,654            11,463             57,919            43,920
Impairment and gains/losses on sales of properties              1,503                 -              1,503                 -

Less:
   Income allocated to Preferred OP Units                       1,524             1,524              6,094             6,094
   Depreciation expense on non-real estate assets                 792               308              1,115               631
                                                          ------------      ------------       ------------       -----------

FFO                                                      $     21,236      $     22,680       $     88,331       $    85,917
                                                          ============      ============       ============       ===========

Weighted average common shares/OP Units
   outstanding - assuming dilution                             34,981            32,247             33,546            32,224
                                                          ============      ============       ============       ===========

FFO per weighted average common share/
   OP Unit - assuming dilution                           $       0.61      $       0.70       $       2.63       $      2.67
                                                         ============      ============       ============       ===========

Same Store Results                                     Three Months Ended
------------------                                ----------------------------           Growth
                                                           2001           2000       2001 over 2000
                                                           ----           ----       --------------

Property revenues                                 $      48,110  $      46,581                    3.3%
Property expenses                                        20,447         16,556                   23.5%
                                                   -------------  -------------     ------------------
Net operating income                              $      27,663  $      30,025                  (7.9)%
                                                                                    ==================
                                                   -------------  -------------
Manufactured home communities                               160            160
                                                   -------------  -------------
Park model/RV communities                                     3              3
                                                   -------------  -------------
Available homesites                                      52,078         51,570
                                                   =============  =============

                                                       Twelve Months Ended               Growth

                                                   ----------------------------
                                                           2001           2000       2001 over 2000
                                                           ----           ----       --------------

Property revenues                                 $     192,234  $     185,026                    3.9%
Property expenses                                        73,066         65,417                   11.7%
                                                   -------------  -------------     ------------------
Net operating income                              $     119,168  $     119,609                  (0.4)%
                                                                                    ==================
                                                   -------------  -------------
Manufactured home communities                               160            160
                                                   -------------  -------------
Park model/RV communities                                     3              3
                                                   -------------  -------------
Available homesites                                      52,078         51,570
                                                   =============  =============

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                                                                     Page 7 of 7

                            CHATEAU COMMUNITIES, INC.
                              FINANCIAL INFORMATION
                                      AS OF
                     DECEMBER 31, 2001 AND DECEMBER 31, 2000
                             (Dollars in thousands)

Summarized Financial Information
--------------------------------
Balance sheet information:                                          December 31, 2001                December 31, 2000
                                                                    -----------------                -----------------
Rental property, net                                               $        1,408,000                  $       912,000
Rental property, before accumulated depreciation                   $        1,696,000                  $     1,147,000
Total assets                                                       $        1,592,000                  $     1,018,000
Total debt                                                         $        1,057,000                  $       535,000
Minority interests                                                 $          145,000                  $       117,000
Shareholders' equity                                               $          345,000                  $       336,000


Common shares outstanding                                                  29,188,440                       28,531,675
OP Units outstanding                                                        5,833,263                        3,592,794

Property information:
   Manufactured home communities                                                  214                              163
   Park model/RV communities                                                        3                                3
   Available homesites                                                         70,723                           52,347
   Occupied homesites                                                          62,478                           47,678
   Occupancy rate                                                                88.3%                            91.1%

Debt information:
as of December 31, 2001

                                                          Principal          Weighted average
                                                           Balance            interest rate         Maturity date
                                                      ------------------   ---------------------  -------------------

Fixed rate mortgage debt                             $          285,650           7.63%                    2002-2011
Senior unsecured debt                                           470,000           7.47%                    2003-2021
Unsecured installment debt                                        9,942           7.50%                         2012
Unsecured acquisition bridge loan                               162,700           3.59%                         2002
Lines of credit                                                 125,144           3.02%                         2004
Other                                                             3,317              -                             -
                                                      ------------------

                  Total debt                         $        1,056,753
                                                      ==================